Exhibit 10.45

FIRST AMENDMENT TO
FOREST CITY ENTERPRISES, INC.
DEFERRED COMPENSATION PLAN FOR EXECUTIVES

     This First Amendment to Forest City Enterprises, Inc. Deferred Compensation Plan for Executives (the “First Amendment”) is effective as of this 1st day of October, 1999, by Forest City Enterprises, Inc. (the “Company”).

WITNESSETH

     WHEREAS, the Company established the Forest City Enterprises, Inc. Deferred Compensation Plan for Executives (the “Compensation Plan”) effective as of January 1, 1999; and

     WHEREAS, the Company desires to amend the Compensation Plan as hereinafter set forth.

     NOW, THEREFORE, the Compensation Plan is amended as follows:

     1. Article I, Section 10, Page 3 of the Compensation Plan is hereby amended by deleting the word “an” in the first line and inserting the words “a full-time or part-time”, so that the definition of “Eligible Employee” is revised to mean “...a full-time or part-time employee of the Company (or a Subsidiary that has adopted the Plan)...”

     2. Article II, Section 2, Page 4 of the Compensation Plan is hereby amended by adding the following sentence at the end thereof:

     Any Participant receiving the Committee’s written authorization pursuant to Section 3 of this Article II to defer all or a part of his or her Base Salary or Incentive Compensation to a date after the Participant’s retirement date, or to a date prior to the Participant’s retirement date, must deliver an Election Agreement to the Committee at least two (2) years in advance of the date the Participant elects to have the benefit payments commence under the terms of Section 5 of this Article II.

     3. Article II, Section 3, Page 5 of the Compensation Plan is hereby amended by deleting the last sentence of this Section. The following revised sentence shall be inserted:

Unless the Committee permits (by written authorization) a Participant to elect a deferral period ending earlier or later than the Termination of Employment Date described hereafter, the applicable percentage(s) or dollar amount(s) of Base Salary or Incentive Compensation shall be deferred until the date the Participant ceases to be an employee by death, retirement or Disability or otherwise ceases employment (the “Termination of Employment Date”).

     This Section 3 of Article II, Page 5 of the Compensation Plan is further amended by adding the following at the end thereof:

Notwithstanding the foregoing, the Committee may, in its sole discretion, permit (by written authorization) a Participant to defer the applicable percentage(s) or dollar amount(s) of Base Salary or Incentive Compensation (a) to a date after the Participant’s retirement date, or (b) to a date that precedes the Participant’s stated retirement date and that is at least two (2) years after the date of the election, provided the Participant shall timely file an Election Agreement in accordance with Article II, Section 2. The Committee may, in its sole discretion, permit (by written authorization) a Participant to modify or revoke any such election at any time and from time to time by the filing of a later written election with the Committee, provided, however, that any election made less than one year prior to the Participant’s Termination of Employment Date, or less than two years prior to the date the Participant elects to have the benefit payments commence, shall not be valid, and in such case, payment shall be made in accordance with the latest valid election of the Participant.

     4. Article V, Section 3, Subparagraph (a), Page 8 of the Compensation Plan is hereby amended by inserting a comma after the words “irrevocable trust”, and adding the following language, “substantially in the form of the Rabbi Trust attached hereto as Exhibit C.”

     5. The Compensation Plan is hereby amended by adding a form of a Rabbi Trust Agreement (substantially is the form attached hereto as Exhibit C).

     6. Except as expressly amended and modified herein, the provisions of the Compensation Plan shall remain in full force and effect.

     7. Except to the extent preempted by federal law, this First Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

     EXECUTED at Cleveland, Ohio on October 1, 1999.

Forest City Enterprises, Inc.
By:

Name: Title:	Thomas G. Smith Chief Financial Officer, Senior Vice President and Secretary

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